Exhibit 23.1









                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (Registration Nos. 33-60622, 33-60624, and 333-27459) of Alltrista Corporation of our report dated January 30, 1998 appearing on page 23 of the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of this Form 10-K.










/s/PRICE WATERHOUSE LLP
Indianapolis, Indiana
March 27, 1998